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                                                                   Exhibit 10.12

                             AMENDMENT NO. ONE TO
                           LONG-TERM INCENTIVE PLAN

          THIS AMENDMENT NO. ONE ("Amendment") to the Vencor, Inc. Long-Term Incentive Plan (the "LTIP") is adopted on the 21st day of June, 2001.

          Reason for Amendment. This Amendment is intended to (i) reflect the name change of the company to Kindred Healthcare, Inc. and (ii) allow for awards under the LTIP, in the discretion of the Chief Executive Officer of the Company, to employees who join the Company after the start of a performance period, effective as of the date hereof.

          Amendments.

               (a) The name of the LTIP is hereby amended, effective as of the date hereof, to read "Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan"; the first sentence of Section 1 of the LTIP is hereby replaced with the following: "The purpose of the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan, dated effective as of January 1, 2000 (the "Plan"), is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide Participants with incentives to contribute toward the improvement and growth of the Company."; and Section 2(t) of the LTIP is hereby replaced with the following: "'Plan' shall mean this Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan."

               (b) The first sentence of Section 8(b) of the Plan shall be replaced in its entirety with the following:

                  The Chief Executive Officer of the Company (the "Chief Executive Officer") may, in his sole discretion, designate an individual who commences employment with the Company following the beginning of a Performance Period as a Participant for such Performance Period, in which case the Chief Executive Officer shall simultaneously determine the Maximum Award for such Participant for such Performance Period in accordance with Section 2(o), and the Chief Executive Officer may specify that the Award otherwise payable to such Participant for such Performance Period shall be prorated to reflect the Participant's performance of services for less than the entire Performance Period.

          IN WITNESS WHEREOF, Kindred Healthcare, Inc. has executed this instrument on the date first above written.

                                    KINDRED HEALTHCARE, INC.

                                    By: /s/ Edward L. Kuntz
                                        -------------------
                                        Edward L. Kuntz, Chairman
                                         Chief Executive Officer and President